Exhibit 3.19

BYLAWS

OF

CHAPARRAL STEEL TRUST

* * *

ARTICLE I

OFFICES

SECTION 1. In addition to its principal office in the State of Delaware, the Trust may also have offices at such other places both within and without the State of Delaware as the Managing Trustees shall from time to time determine.

ARTICLE II

ANNUAL MEETING OF BENEFICIARY

SECTION 1. All meetings of Beneficiaries for the appointment of Managing Trustees shall be held in accordance with Section 6.6 of the Trust Agreement in the City of Wilmington, State of Delaware, at such place as may be fixed from time to time by the Managing Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Managing Trustees and as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual Meetings of Beneficiaries, commencing with the year 1996, shall be held each year on the second Friday of October, if not a legal holiday, then on the next secular day following, at 10:30 a.m. in the forenoon, at which they shall appoint, by a plurality vote, not fewer than three (3) nor more than six (6) Managing Trustees, and transact such other business as may properly be brought before the meeting.

ARTICLE III

MANAGING TRUSTEES

SECTION 1. The business affairs of the Trust shall be managed by its Managing Trustees which may, subject to Article IV of the Trust Agreement, exercise all such powers of the Trust and do all such lawful acts and things as are not by statute or by these Bylaws directed or required to be exercised or done by the Beneficiary.

SECTION 2. The Managing Trustees may keep the books of the Trust, except such as are required by law to be kept within or without the State of Delaware, at such place or places as they from time to time determine.

SECTION 3. The Managing Trustees shall have power to authorize the payment of compensation to the Managing Trustees for services to the Trust, including fees for attendance at meetings of the Managing Trustees and of other committees and to determine the amount of such compensation and fees.

ARTICLE IV

MEETINGS OF THE MANAGING TRUSTEES

SECTION 1. Annual and regular meetings of the Managing Trustees shall be held as provided in Section 3.7 of the Trust Agreement.

ARTICLE V

NOTICES

SECTION 1. Whenever, under the provisions of the statutes or of the Trust Agreement or of these Bylaws, notice is required to be given to any Trustee or Beneficiary, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Trustee or Beneficiary, at the respective addresses as they appear on the records of the Trust, with postage prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Postal Service. Notice to any Trustee or Beneficiary may also be given by telegram or delivered in person.

SECTION 2. Whenever any notice for whatever reason is required to be given under the provisions of the statutes or under the provisions of the Trust Agreement or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

OFFICERS

SECTION 1. The Managing Trustees, immediately after the appointment of Managing Trustees in each year, shall elect a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may from time to time elect such other officers as they may deem proper. Except with respect to the Chairman, none of such officers need be a member of the Managing Trustees.

SECTION 2. The officers of the Trust shall hold office until their successors are elected and qualify. Any officer appointed by the Managing Trustees may be removed at any time with or without cause by the affirmative vote of a majority of the Managing Trustees. Any vacancy occurring in any office of the Trust shall be filled by the Managing Trustees.

SECTION 3. The Managing Trustees may authorize the execution of contracts of employment between the Trust and one (1) or more of the officers of the Trust. Removal of any such officer from his or her office without cause by the Managing Trustees shall not of itself affect any right to compensation which such removed officer may have under such contract.

The Chairman

SECTION 4. The Chairman shall preside at all meetings of the Managing Trustees and Beneficiaries.

The President

SECTION 5. Except as otherwise provided by the Managing Trustees, the President shall be the chief executive officer of the Trust and shall have, within the limitations and subject to the procedures established from time to time by resolution of the Managing Trustees, general and active management of the business of the Trust and shall see that all orders and resolutions of the Managing Trustees are carried into effect.

The Vice Presidents

SECTION 6. The Vice President, if there shall be one, or if there shall be more than one, the Vice Presidents, in the order determined by the Managing Trustees, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Managing Trustees may from time to time prescribe.

The Secretary and Assistant Secretaries

SECTION 7. The Secretary shall attend all meetings of the Managing Trustees and all meetings of the Beneficiaries and record all the proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Beneficiaries and special meetings of the Managing Trustees, and shall perform such other duties as may be prescribed by the Managing Trustees or President, under whose supervision he or she shall be. He or she shall have custody of the seal of the Trust and he, she, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it and when so affixed it may be attested by his or her signature or by the signature of such Assistant Secretary. The Managing Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

SECTION 8. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Managing Trustees, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Managing Trustees may from time to time prescribe.

The Treasurer and Assistant Treasurers

SECTION 9. The Treasurer shall have the custody of the Trust funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Managing Trustees.

SECTION 10. The Treasurer shall disburse the funds of the Trust as may be ordered by the Managing Trustees, taking proper vouchers for such disbursements, and shall render to the President and the Managing Trustees, at their regular meetings, or when the Managing Trustees so require, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

SECTION 11. If required by the Managing Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Managing Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his control belonging to the Trust.

SECTION 12. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Managing Trustees, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Managing Trustees may from time to time prescribe.

ARTICLE VII

GENERAL PROVISIONS

Checks

SECTION 1. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Managing Trustees may from time to time designate.

Fiscal Year

SECTION 2. The fiscal year of the Trust shall begin on the first day of June in each year, unless otherwise provided by the Managing Trustees.

Seal

SECTION 3. The seal of the Trust shall be in such form as the Managing Trustees shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Reliance on Books and Statements

SECTION 4. A Managing Trustee shall be fully protected in relying in good faith upon the books of account of the Trust or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Trust, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Indemnification — Managing Trustees and Officers

SECTION 5. The Trust may indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Trust, by reason of the fact that said person is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by said person in connection with such action, suit or proceeding, to the full extent permitted by the laws of the State of Delaware in effect from time to time. The Trust shall have the right and power to purchase and maintain insurance in such principal amounts as shall be approved by resolution of the Managing Trustees of the Trust from time to time on behalf of each said person against any liability asserted against and incurred by said person in any such aforesaid capacity, or arising out of said person’s status as such, to the full extent permitted by the laws of the State of Delaware in effect from time to time.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any regular or special meeting of Beneficiaries, or of the Managing Trustees, at which a quorum is present or represented, by the affirmative vote of a majority of the outstanding stock entitled to vote, or of a majority of the Managing Trustees of the Trust, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.